 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1995
                                         Registration File No. 33-_____
========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                           -----------------
                               FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                           -----------------
                           MONSANTO COMPANY
        (Exact name of registrant as specified in its charter)
             Delaware                           43-0420020
     (State of Incorporation)                (I.R.S. Employer
                                            Identification No.)
            800 NORTH LINDBERGH BLVD., ST. LOUIS, MO. 63167
                            (314) 694-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -----------------
                RICHARD W. DUESENBERG, General Counsel
                           MONSANTO COMPANY
                       800 North Lindbergh Blvd.
                         St. Louis, Mo. 63167
                            (314) 694-1000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -----------------
                            With a copy to:
                        Robert M. Thomas, Esq.
                          Sullivan & Cromwell
                           125 Broad Street
                         New York, N.Y. 10004
                           -----------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                           -----------------

                                                           CALCULATION OF REGISTRATION FEE
                  ================================================================================================================
                                                                            Proposed
                                                                            maximum
                               Title of each class                         aggregate                         Amount of
                                of securities to                            offering                       registration
                                  be registered                          price<F1><F2><F3>                      fee
                  ----------------------------------------------------------------------------------------------------------------
                  Debt Securities                                         $300,000,000                       $103,449
                  ===============================================================================================================

<F1> Or its equivalent in any other currency or composite currency.

<F2> Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $300,000,000.

<F3> Estimated solely for the purpose of determining the amount of the registration fee.

                           -----------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
========================================================================

              SUBJECT TO COMPLETION, DATED JUNE 13, 1995

************************************************************************
*INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A * *REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED * *WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY * *NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE * *REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT * *CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY * *NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH *
*SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO           *
*REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH   *
*STATE.                                                                *
************************************************************************


                               MONSANTO
                                COMPANY

                            DEBT SECURITIES

                           -----------------

  Monsanto Company (the "Company") may from time to time offer debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") in one or more series at an aggregate initial offering price not to exceed $300,000,000 or its equivalent in any other currency or composite currency. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities.

  The Company may sell Debt Securities to or through an underwriter or underwriters, or a dealer or dealers, and also may sell Debt Securities directly to other purchasers or through an agent or agents. The accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters, dealers or agents.

                           -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
    SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------

            The date of this Prospectus is --------, 1995.

  NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR, WITH RESPECT TO PARTICULAR OFFERED DEBT SECURITIES, THE PROSPECTUS SUPPLEMENT RELATING THERETO, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY SUCH UNDERWRITER, DEALER OR AGENT. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                         AVAILABLE INFORMATION

  Monsanto Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning its directors and officers, their remuneration, options granted to them, the principal holders of its securities and any material interest of such persons in transactions with it, as of particular dates, is disclosed in proxy statements of the Company distributed to shareholders of the Company and filed with the Commission. Reports, proxy statements and other information filed by the Company with the Commission can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices, the current addresses of which are: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all the information set forth in the Registration Statement with respect to the Debt Securities filed by the Company with the Commission. For further information with respect to the Company, reference is made to the Registration Statement, including the exhibits thereto.

                INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act") are incorporated by reference herein: Annual Report on Form 10-K for the most recent fiscal year, filed pursuant to Section 13(a) of the 1934 Act; Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995; Form 8-K Current Report dated February 17, 1995, as amended by Form 8-K/A filed on March 28, 1995.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including beneficial owners, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such information should be directed to Monsanto Company, 800 North Lindbergh Blvd., St. Louis, Mo. 63167 (Attention: J. Russell Bley, Jr.). The Company's telephone number is
(314) 694-1000.

                              THE COMPANY

  Monsanto Company and its subsidiaries are engaged in the worldwide manufacture and sale of a widely diversified line of agricultural products; chemical products, including plastics and manufactured fibers; pharmaceuticals; and food products, including low-calorie sweeteners. Monsanto Company was incorporated in 1933 under Delaware law and is the successor to a Missouri corporation, Monsanto Chemical Works, organized in 1901. Unless otherwise indicated by the context, "Monsanto" means Monsanto Company and its consolidated subsidiaries, and the "Company" means Monsanto Company only. The Company's principal executive offices are located at 800 North Lindbergh Blvd., St. Louis, Mo. 63167.

                            USE OF PROCEEDS

  Except as otherwise set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes. Pending use of the proceeds for these purposes, the net proceeds from the sale of the Debt Securities may be invested temporarily in marketable securities.

                  RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the unaudited historical ratio of earnings to fixed charges of Monsanto for the periods indicated:


                     THREE MONTHS ENDED
                          MARCH 31,                                            YEAR ENDED DECEMBER 31,
                    ---------------------             -------------------------------------------------------------------------
                    1995             1994               1994             1993              1992             1991           1990
                    ----             ----               ----             ----              ----             ----           ----
                    7.00             7.49             5.76<F*>         4.82<F*>          0.19<F*>         2.42<F*>         3.84

  The ratio of earnings to fixed charges represents the number of times fixed charges (interest expense, excluding capitalized interest, and other fixed charges) are covered by earnings from continuing operations
(excluding undistributed earnings of affiliated companies) before income taxes, extraordinary credits and fixed charges (other than capitalized interest).

- -------------
  <F*> Earnings from continuing operations included restructuring and other unusual items of $7 million, $(30) million, $699 million and $457 million in 1994, 1993, 1992 and 1991, respectively. Excluding the restructuring and other unusual items, the ratio of earnings to fixed charges would have been 5.80, 4.65, 3.22 and 4.39, respectively.

                    DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities are to be issued under an Indenture, dated as of August 1, 1990 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summary of certain provisions of the Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to the Indenture.


GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other currently outstanding unsecured and unsubordinated indebtedness of the Company.

  The Debt Securities of any series may be issued in definitive form or, if provided in the Prospectus Supplement relating thereto, may be represented in whole or in part by a permanent global Security or Securities, registered in the name of a depositary designated by the Company (the "Depositary"). Each Debt Security represented by a permanent global Security is referred to herein as a "Book-Entry Security."

  The Indenture does not limit the amount of Debt Securities or of any particular series of Offered Debt Securities that may be issued thereunder or otherwise and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms or additional provisions of the Offered Debt
Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities;
(iii) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;
(iv) the date or dates on which the principal of the Offered Debt Securities will be payable; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method of determination of such rate or rates;
(vi) the date or dates from which such interest, if any, on the Offered Debt Securities will accrue or the method of determination of such date or dates, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, and the regular record dates for such interest payment dates, if any; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder, and the periods within, the prices at, and the terms and conditions upon which such Offered Debt Securities shall be redeemed or purchased; (ix) if other than the principal amount thereof, the amount of Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof; (x) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium, if any) and/or interest on the Offered Debt Securities shall be payable; (xi) any currency (including composite currencies) other than the stated currency of the Offered Debt Securities in which the principal of (and premium, if any) and/or interest on the Offered Debt Securities may, at the election of the Company or the Holders, be payable, and the periods within which, and terms and conditions upon which, such election may be made; (xii) if the amount of payments of principal of (and premium, if any) and/or interest on the Offered Debt Securities may be determined with reference to an index based on a currency (including composite currencies) other than the stated currency of the Debt Securities, the manner in which such amounts shall be determined; (xiii) the right of the Company, if any, to defease the Offered Debt Securities or certain covenants under the Indenture; (xiv) whether any of the Offered Debt Securities shall be Book-Entry Securities and, in such case, the Depositary for such Book-Entry Securities; and (xv) any other terms relating to the Offered Debt Securities (which are not inconsistent with the Indenture). (Section 301)

  Unless otherwise provided and except with respect to Book-Entry Securities, principal of and premium, if any, and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the Corporate Trust Office of the Trustee, except that, at the option of the Company, interest may be paid by mailing a check to the Holders of record entitled thereto. (Sections 301 and 305)

  For a description of payments of principal of, premium, if any, and interest on, and transfer of, Book-Entry Securities, and exchanges of permanent global Securities representing Book-Entry Securities, see "Book-Entry Securities."

  Unless otherwise indicated in the Prospectus Supplement relating thereto and except with respect to Book-Entry Securities, the Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any multiple thereof. No service charge will be made for any registration of transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 301, 302 and 305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the

Prospectus Supplement relating thereto. "Original Issue Discount
Security" means any security which provides for an amount less than the principal amount thereof to be payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 101)

RESTRICTION ON LIENS

  The Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, secure indebtedness for money borrowed by placing a Lien on any Principal Property now or hereafter owned or leased by the Company or any Restricted Subsidiary or on any shares of stock or Debt of any Restricted Subsidiary without equally and ratably securing the Debt Securities, unless (i) the principal amount of such indebtedness plus (ii) the Attributable Debt in respect of sale and leaseback transactions described below covering Principal Properties (other than sale and leaseback transactions the proceeds of which are applied to reduce indebtedness under (b) of the following paragraph) does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for purposes of this restriction, certain permitted liens, including
(a) liens existing as of the date of the Indenture, (b) liens existing at the time any corporation becomes a Restricted Subsidiary, (c) liens on property existing at the time of acquisition and certain purchase money or similar liens, (d) liens to secure certain exploration, drilling, development, operation, construction, alteration, repair or improvement costs, (e) liens securing indebtedness owing to the Company or another Restricted Subsidiary by a Restricted Subsidiary, (f) liens in connection with government contracts, including the assignment of moneys due or to become due thereon, (g) certain liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money, and (h) extensions, substitutions, replacements or renewals of the foregoing. Certain production payments and certain other financial arrangements with regard to oil, gas and mineral properties are not deemed to involve liens securing indebtedness for money borrowed. (Section 1008)

RESTRICTION ON SALE AND LEASEBACK TRANSACTIONS

  The Indenture further provides that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any sale and leaseback transaction (except a lease for a temporary period not exceeding three years) after the date of the Indenture covering any Principal Property, which was or is owned or leased by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred more than 120 days after the acquisition or completion of construction and commencement of full operation thereof, unless (a) the Attributable Debt in respect thereto and all other sale and leaseback transactions entered into after the date of the Indenture (other than those the proceeds of which are applied to reduce indebtedness under (b) following), plus the aggregate amount of then outstanding secured indebtedness not otherwise permitted or excepted without equally and ratably securing the Debt Securities, does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries, or (b) an amount equal to the fair value of the Principal Property leased is applied within 120 days to the voluntary retirement of the Debt Securities or other indebtedness maturing more than one year thereafter. (Section 1009)

CERTAIN DEFINITIONS

  Attributable Debt, in respect of the sale and leaseback transactions described above, means the amount determined by multiplying the greater, at the time such arrangement is entered into, of (i) the fair value of the real property subject to such arrangement (as determined by the Company) or (ii) the net proceeds of the sale of such real property to the lender or investor, by a fraction of which the numerator is the unexpired initial term of the lease of such real property as of the date of determination and of which the denominator is the full initial term of such lease. Sale and leasebacks with respect to facilities financed with Industrial Development Bonds (whether or not tax exempt) are excepted from the definition. (Section
101)

  Consolidated Net Tangible Assets is the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding certain renewable or extendible indebtedness) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all the foregoing as shown on the latest balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles. (Section 101)

  A Principal Property is any manufacturing plant or facility located within the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value of which exceeds 1% of Consolidated Net Tangible Assets, other than any such plant, facility or portion thereof (a) which is financed by Industrial Development Bonds (whether or not tax exempt) or (b) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole. (Section 101)

  A Restricted Subsidiary is any subsidiary (a) more than 50% of whose net sales and operating revenues during the preceding four calendar quarters was derived from, or more than 50% of whose operating properties is located in, the United States (excluding its territories and possessions, but including Puerto Rico) or (b) more than 50% of whose assets consists of securities of other Restricted Subsidiaries or
(c) which owns a Principal Property, except that certain export sales, banking, insurance, finance, real estate, construction and unconsolidated subsidiaries do not constitute Restricted Subsidiaries so long as they shall not own any Principal Property. (Section 101)

EVENTS OF DEFAULT

  An Event of Default with respect to the Debt Securities of any series is defined in the Indenture as: default in payment of principal of or premium, if any, on any Debt Security of that series at Maturity, continued for 30 days in the case of Debt Securities of that series called for redemption through operation of any sinking fund applicable thereto; default for 30 days in payment of interest on any Debt Security of that series; default for 30 days in the deposit of any sinking fund payment when due in respect of that series; failure by the Company in the performance of any other of the covenants or warranties in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series) continued for 90 days after due notice by the Trustee or by Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series; certain events of bankruptcy, insolvency or reorganization of the Company; and any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

  The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series. (Sections 502 and
513)

  Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of or premium, if any, or interest on any Debt Security of that series, or in the deposit of any sinking fund payment which is provided, the Trustee will be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 30 days after the occurrence of a default with respect to Outstanding Debt Securities of any series in the performance of a covenant in the Indenture other than for the payment of the principal of or premium, if any, or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of Outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of

Default specified in the Indenture and relating to such series of Outstanding Debt Securities, excluding any grace periods and irrespective of any notice requirements. (Section 602)

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. (Section 603) The Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, with respect to the Debt Securities of such series provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. In the case of Book-Entry Securities, the Indenture requires the Trustee to establish a record date for purposes of determining which Holders are entitled to join in such direction. (Section 512)

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default. (Section 1006)


MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity, or reduce the principal amount, the premium, if any, thereon or the rate of payment of interest thereon, of any Debt Security of any series, (b) reduce the aforesaid percentage of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (c) effect certain other changes. (Section 902) The Indenture also permits the Company to omit compliance with certain covenants in the Indenture with respect to Debt Securities of any series upon waiver by the Holders of 66 2/3% in principal amount of Outstanding Debt Securities of such series. (Section 1011)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture contains a provision permitting the Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person provided that: (i) the successor is a corporation organized under the laws of any domestic jurisdiction; (ii) the successor corporation assumes the Company's obligations on the Debt Securities and under the Indenture; (iii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and (iv) certain other conditions are met. (Sections 801 and 802)

DEFEASANCE OF OFFERED DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

  Defeasance and Discharge. The Indenture provides that the terms of any series of Debt Securities may provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities.

Such discharge may only occur if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said Debt Securities to be de-listed as a result thereof. (Section 403)

  Defeasance of Certain Covenants. The Indenture provides that the terms of any series of Debt Securities may provide the Company with the option to omit to comply with certain restrictive covenants described in Sections 1008 and 1009 of the Indenture. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. (Section 1010) In the event the Company exercises this option and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

  The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

BOOK-ENTRY SECURITIES

  The following description of Book-Entry Securities will apply to any series of Debt Securities issued in whole or in part in the form of a permanent global Security or Securities except as otherwise provided in the Prospectus Supplement relating thereto.

  Upon issuance, all Book-Entry Securities of like tenor and having the same date of original issue will be represented by a single permanent global Security. Each permanent global Security representing Book-Entry Securities will be deposited with, or on behalf of, the Depositary, which will be a clearing agent registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The permanent global Security will be registered in the name of the Depositary or a nominee of the Depositary.

  Ownership of beneficial interests in a permanent global Security representing Book-Entry Securities will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a permanent global Security will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the Depositary or its nominee for such permanent global Security. Ownership of beneficial interest in such a permanent global Security by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a permanent global Security.

  Payment of principal of and any premium and interest on Book-Entry Securities represented by any permanent global Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owners and Holder of the permanent global Security representing such Book-Entry Securities. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a permanent global Security representing such Book-Entry Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests. Payments by participants to owners of beneficial interests in a permanent global Security held through such participants will be governed by the Depositary's procedures, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

  No permanent global Security described above may be transferred except as a whole by the Depositary for such permanent global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

  A permanent global Security representing Book-Entry Securities is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (b) the Company in its sole discretion determines that such permanent global Security shall be exchangeable for definitive Debt Securities in registered form or (c) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities. Any permanent global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, and, unless otherwise specified in the Prospectus Supplement relating thereto, in denominations of $1,000 and integral multiples thereof. Such definitive Debt Securities shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Security.

  Except as provided above, owners of beneficial interests in such permanent global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no permanent global Security representing Book-Entry Securities shall be exchangeable, except for another permanent global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or an owner of a beneficial interest in such permanent global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

REGARDING THE TRUSTEE

  The Chase Manhattan Bank (National Association) is the Trustee under the Indenture. Monsanto maintains deposit accounts and banking relationships with the Trustee. It is one of Monsanto's principal commercial banks and has extended substantial credit facilities to Monsanto. The Trustee is a participant in revolving credit agreements with the Company and is the tender agent and paying agent for various industrial revenue bonds of the Company. The Trustee also serves as trustee under an indenture relating to the 7.09% Guaranteed Amortizing ESOP Notes and 8.13% Guaranteed Amortizing ESOP Debentures of the Monsanto Defined Contribution and Employee Stock Ownership Trust, which are guaranteed by the Company; and under an indenture relating to the Company's Medium-Term Notes, Series C, and its 8.70% Debentures.

                         PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through an underwriter or underwriters, or dealer or dealers, and also may sell Debt Securities directly to other purchasers or through an agent or agents.

  The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Company may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Company, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933 (the "Act"). Any such underwriter, dealer or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters, dealers and such other agents will not have any responsibility in respect of the validity of performance of such contracts.

                            LEGAL OPINIONS

  The validity of the Debt Securities offered hereby will be passed upon for the Company by Richard W. Duesenberg, Senior Vice President, Secretary and General Counsel for the Company, and for any underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Mr. Duesenberg beneficially owns 41,296 shares, and holds options to purchase an additional 246,800 shares, of the Company's common stock. Sullivan & Cromwell has from time to time represented the Company in connection with certain matters.

                                EXPERTS

  The consolidated financial statements and financial statement schedules of Monsanto at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 appearing (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the combined financial statements of Kelco at December 31, 1994 and for the year ended December 31, 1994, appearing in the Company's Form 8-K Current Report dated February 17, 1995, as amended by its Form 8-K/A filed on March 28, 1995, incorporated herein by reference, have been audited by Deloitte &
Touche LLP, independent public accountants, as stated in their opinions, which also are incorporated herein by reference, and are incorporated by reference herein in reliance upon such opinions given upon the authority of such firm as experts in accounting and auditing.

                                ========================================


                                            MONSANTO COMPANY

                                            DEBT SECURITIES

                                             -------------

                                               MONSANTO

                                            -------------

                                             PROSPECTUS

                                ========================================

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

                  Registration Fee............................................................................     $103,449
                  Printing and Engraving......................................................................       20,000<F*>
                  Accounting Fees and Expenses................................................................       30,000<F*>
                  Legal Fees and Expenses.....................................................................      100,000<F*>
                  Trustee's Fees and Expenses.................................................................        6,500<F*>
                  Blue Sky Qualification Fees and Expenses....................................................       18,000<F*>
                  Fees of Independent Rating Agencies.........................................................      175,000<F*>
                  Miscellaneous...............................................................................       10,000<F*>
                                                                                                                   --------
                    TOTAL.....................................................................................     $462,949<F*>
                                                                                                                   ========

- -----

<F*>Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against certain liabilities which they may incur in their capacity as such.

  Section 57 of the Company's By-Laws provides for indemnification of officers, directors, employees and agents of the Company. That By-Law requires indemnification to the full extent permitted by law, and establishes a policy for advancement of expenses. The Company has also entered into indemnification agreements with directors and officers, with provisions similar to those of the By-Law.

  In addition, the Company maintains officers' and directors' liability insurance for the benefit of its officers and directors.

  Pursuant to Sections 8(b) and 8(e) of the Underwriting Agreement, filed as part of Exhibit 1 hereto, the Underwriters have agreed to indemnify the registrant, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the registrant within the meaning of the Securities Act of 1933, against certain liabilities.

ITEM 16. EXHIBITS.

  The required exhibits are listed in the Exhibit Index on page II-5.

ITEM 17. UNDERTAKINGS.

 Rule 415 Offering.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

 Incorporation By Reference.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Indemnification.

  Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in the first two paragraphs under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 13th day of June, 1995.

                                 MONSANTO COMPANY
                                 (Registrant)

                                 By          ROBERT B. HOFFMAN
                                    ...................................
                                             Robert B. Hoffman
                                       Senior Vice President-Finance
                                       (Principal Financial Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 13, 1995.

                           SIGNATURE                                         TITLE
                           ---------                                         -----

                     RICHARD W. DUESENBERG                         Chairman, President and Director
 ................................................................   (Principal Executive Officer)
                    (Robert B. Shapiro)<F*>

                     RICHARD W. DUESENBERG                         Vice Chairman and Director
 ................................................................
                    (Nicholas L. Reding)<F*>

                       ROBERT B. HOFFMAN                           Senior Vice President-Finance
 ................................................................   (Principal Financial Officer)
                      (Robert B. Hoffman)

                     RICHARD W. DUESENBERG                         Vice President and Controller
 ................................................................   (Principal Accounting Officer)
                      (Bruce R. Sents)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                       (Joan T. Bok)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                    (Robert M. Heyssel)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                    (Gwendolyn S. King)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                       (Philip Leder)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                      (Howard M. Love)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                    (Richard J. Mahoney)<F*>

                                    II-3

                           SIGNATURE                                TITLE
                           ---------                                -----


                     RICHARD W. DUESENBERG                         Director
 ................................................................
                    (Frank A. Metz, Jr.)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                       (Buck Mickel)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                   (Jacobus F.M. Peters)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                       (John S. Reed)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                  (William D. Ruckelshaus)<F*>

                     RICHARD W. DUESENBERG                         Director
 ................................................................
                    (John B. Slaughter)<F*>

<F*>Richard W. Duesenberg, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.


                                         RICHARD W. DUESENBERG
                               ........................................
                                         Richard W. Duesenberg
                                           Attorney-in-Fact

                             EXHIBIT INDEX

  These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.

  EXHIBIT NO.                                               DESCRIPTION
  -----------                                               -----------

     1          Form of Underwriting Agreement.

     2          1. Agreement of Purchase and Sale dated as of December 20, 1994, by and between Merck & Co., Inc.
                   ("Merck") and The NutraSweet Company relating to the purchase and sale of Merck's Kelco Business, plus identification of contents of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange
                   Commission upon request (incorporated herein by reference to Exhibit 2.1 of the Company's Form
                   8-K dated February 17, 1995).

                2. Amendment, dated as of February 15, 1995, to the Agreement of Purchase and Sale dated as of
                   December 20, 1994 between Merck & Co., Inc., a New Jersey corporation, and The NutraSweet
                   Company, a Delaware corporation, plus identification of contents of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the
                   Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 2.2 of the Company's Form 8-K dated February 17, 1995).

     4          Indenture dated as of August 1, 1990 between Monsanto Company and The Chase Manhattan Bank (National
                Association), as Trustee (incorporated by reference to Exhibit 4(i) of Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3, filed on November 7, 1990 (File No. 33-36235)).

     5          Opinion of Company Counsel.

     8          Not applicable.

    12          Statement re Computation of Ratios.

    15          Not applicable.

    23          1. Consent of Deloitte & Touche LLP.

                2. Consent of Company Counsel (incorporated by reference to Exhibit 5 above).

    24          Powers of attorney submitted by Joan T. Bok, Robert M. Heyssel, Robert B. Hoffman, Gwendolyn S.
                King, Philip Leder, Howard M. Love, Richard J. Mahoney, Frank A. Metz, Jr., Buck Mickel, Jacobus
                F.M. Peters, Nicholas L. Reding, John S. Reed, William D. Ruckelshaus, Bruce R. Sents, Robert B.
                Shapiro and John B. Slaughter.

    25          Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan
                Bank (National Association).

    26          Not applicable.

    27          Not applicable.

    28          Not applicable.

    99          Not applicable.


                                    II-5